Exhibit 99.1

Power Solutions International, Inc.	201 Mittel Dr.
Wood Dale, IL 60191
www.psiengines.com

POWER SOLUTIONS INTERNATIONAL, INC. REPORTS FIRST QUARTER 2015 RESULTS

Net sales up 29% year over year

Adjusted net income of $2,278,000 or $0.20 per diluted common share, which excludes warrant revaluation and transaction costs

Net loss of $1,456,000 or $0.13 loss per diluted common share

Wood Dale, IL – May 7, 2015 - Power Solutions International, Inc. (Nasdaq: PSIX), a leader in the design, engineering and manufacture of emissions-certified alternative-fuel and conventional power systems, today announced its financial results for the first quarter ended March 31, 2015.

“Our solid results this quarter confirm the resiliency of our business model, which addresses a diverse array of stable industrial end markets, and then layers on attractive growth opportunities,” stated Gary Winemaster, Chairman and Chief Executive Officer of Power Solutions. “We expect to accelerate our growth and consolidate our market-leading position in our on-road opportunity with the recently announced acquisition of Powertrain Integration. This is one of our most important deals to date. Combining with PI positions us as a leader in providing gasoline and alternative-fuel engines to medium duty truck and bus fleets. The deal broadens our line of engines, extends our customer penetration into new truck market leaders, and brings to PSI a team of highly talented executives, sales professionals, and engineers. We can now more effectively address a market opportunity that we believe could be over $1 billion annually in the years ahead.”

Winemaster continued, “We experienced solid demand from our key oilfield end market in the quarter, due to the compelling economics of generating well-site power with generators fueled by free flare gas. We do recognize that the decline in oil prices slowed growth in this end market, but we are still optimistic about the long-term potential for this application. A key element of our strategy is to maintain a broad foundation in many industrial applications such as back-up generators, forklifts, arbor equipment, sweepers, aerial lifts, and more. Across all of our market opportunities, the trend is still toward replacing diesel with cleaner-burning and cheaper alternative fuels, such as compressed natural gas and propane.”

First Quarter 2015 Results

Net sales for the first quarter of 2015 were $86,139,000, an increase of 29% from $66,735,000 in the first quarter of 2014. Contributing to the sales increase was continued growth in the

Company’s heavy-duty power generation systems, material handling and aftermarket parts sales. Also contributing to net sales in the period were sales of approximately $0.8 million of engines from Buck’s Engines, LP. (“Buck’s”), acquired on March 18, 2015 and $5.0 million of integrated generator systems from Professional Power Products, Inc. (“3PI”), acquired on April 1, 2014.

Operating expense in the first quarter of 2015 includes transaction costs of approximately $200,000 ($120,000 after tax or $0.01 per diluted common share) incurred in connection with the acquisition of Buck’s. Operating expense in the first quarter of 2014 includes transaction costs of approximately $811,000 ($487,000 after tax or $0.05 per diluted common share) incurred in connection with the acquisition of 3PI.

Operating income was $4,070,000, an increase of 16% from $3,521,000 in the first quarter of 2014. Operating margin of 4.7% in the current quarter compares to 5.3% in the comparable prior year period. Excluding the above noted transaction costs of $200,000 in the current quarter, the operating margin was 5.0%. Excluding the transaction costs in the first quarter of 2014, the operating margin was 6.5%.

Other (income) expense for the first quarter of 2015 includes a non-cash charge of $3,614,000 resulting from an increase in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement.

The net loss for the first quarter of 2015, which includes the warrant revaluation adjustment and transaction costs, was $1,456,000, or $0.13 loss per diluted common share. This compares to net income of $2,374,000 or $0.19 per diluted common share for the first quarter of 2014, which also included a warrant revaluation adjustment and transaction costs.

Net income for the first quarter of 2015, adjusted to remove the warrant revaluation impact and transaction costs, was $2,278,000, or $0.20 per diluted common share. This compares to adjusted net income for the first quarter of 2014 of $2,628,000, or $0.24 per diluted common share, which also has been adjusted to remove the warrant revaluation impact and transaction costs.

Summary of Diluted EPS Attributable to Common Stockholders

“Adjusted” removes the Q1 2015 impact of warrant revaluation and the Q1 2015 and Q1 2014 transaction costs

	Q1 2015	Q1 2014
Diluted EPS	$(0.13)	$0.19
Adjusted diluted EPS	$0.20	$0.24
Diluted shares	10,797,056	11,054,594
Adjusted diluted shares	11,132,773	11,054,594

Second Quarter and Full Year 2015 Outlook

The Company raised its outlook for full-year 2015 sales growth to reflect the Powertrain Integration and Buck’s acquisitions. PSI now expects sales to be in the range of $500 to $520 million. The Company re-affirmed previously issued 2016 guidance for sales in the range of $630 to $670 million.

Due to moderating sales growth into the oil and gas end market, the Company expects second quarter 2015 revenue to grow modestly compared to second quarter 2014, and to be in a range similar to first quarter 2015.

The Company cautions that its 2015 outlook reflects its current assessment of a number of factors, including, but not limited to, the closing of the Powertrain Integrations acquisition, the timing of new products, oil and gas pricing and the impact of global economic conditions on demand growth in its current markets. Please see the “Cautionary Note Regarding Forward-Looking Statements” below for additional risk factors.

Earnings Results Conference Call

The Company will discuss the financial results and outlook on a conference call scheduled for today, May 7, at 4:30 p.m. ET/3:30 p.m. CT. The call will be hosted by Gary Winemaster, Chief Executive Officer, Eric Cohen, Chief Operating Officer, and Daniel Gorey, Chief Financial Officer.

Investors in the U.S. interested in participating in the call should dial +1 (888) 256-1007 and reference passcode 7077233. Those calling from outside the U.S. should dial +1 (913) 312-1516 and reference the same passcode 7077233. A telephone replay will be available approximately two hours after the call concludes through May 14, 2015 by dialing +1 (877) 870-5176 from the U.S. or +1 (858) 384-5517 from international locations, with passcode 7077233.

A simultaneous live webcast will be available on the Investor Relations section of the Company’s website at www.psiengines.com. The webcast will be archived on the website for one year.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI) is a leader in the design, engineering and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial and on-road markets. The Company’s unique in-house design, prototyping, engineering and testing capacities allows PSI to customize clean, high-performance engines that run on a wide variety of fuels, including natural gas, propane, biogas, diesel and gasoline.

PSI develops and delivers complete .97 to 22 liter power systems, including the 8.8 liter engine aimed at the industrial and on-road markets, including medium duty fleets, delivery trucks, school buses and garbage/refuse trucks. PSI power systems are currently used worldwide in power generators, forklifts, aerial lifts, and industrial sweepers, as well as in oil and gas, aircraft ground support, agricultural and construction equipment.

Acquired in April 2014, 3PI, is a leading designer and manufacturer of large, custom engineered integrated electrical power generation systems serving the global diesel and natural gas power generation market. 3PI specializes in power generation systems for both standby and prime power applications.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, regarding the current expectations of Power Solutions International, Inc. (the “Company”) about its prospects and opportunities, including expectations for sales in the second quarter 2015, full year 2015, and full year 2016 as set forth under “Second Quarter and Full Year 2015 Outlook.” These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “contemplate,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “outlook,” “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the continued development and expansion of the market for alternative-fuel power systems; technological and other risks relating to the Company’s development of its 8.8 and 4.3 liter engines, introduction of other new products and entry into on-road markets (including the risk that these initiatives may not be successful); the timing of new products; the Company’s ability to integrate recent acquisitions into the business of the Company successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits, cost savings and other synergies that the Company originally anticipated as a result of recent acquisitions are not fully realized or take longer to realize than expected; the significant strain on the Company’s senior management team, support teams, manufacturing lines, information technology platforms and other resources resulting from rapid expansion of the Company’s operations (including as a result of recent acquisitions); volatility in oil and gas prices; changes in environmental and regulatory policies; significant competition; global economic conditions (including their impact on demand growth); and the Company’s dependence on key suppliers. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Non-GAAP Financial Measures and Reconciliations

As used herein, “GAAP” refers to generally accepted accounting principles in the United States. The Company uses certain numerical measures in this press release which are or may be considered “Non-GAAP financial measures” under Regulation G. The Company has provided below for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measures and associated reconciliations.

Reconciliation of Net (Loss) Income to Adjusted Net Income

(Dollar amounts in thousands)

	Three months ended March 31, 2015	Three months ended March 31, 2014
Net (loss) income	$(1,456)	$2,374
Non-cash expense (income) from warrant revaluation	3,614	(233)
Transaction costs, net of tax	120	487
Adjusted net income	$2,278	$2,628

Reconciliation of Diluted EPS to Adjusted Diluted EPS

	Three months ended March 31, 2015	Three months ended March 31, 2014
(Loss) earnings per diluted common share	$(0.13)	$0.19
Non-cash expense (income) from warrant revaluation	0.32	—
Transaction costs, net of tax	0.01	0.05
Adjusted earnings per diluted common share	$0.20	$0.24

The Company believes supplementing its consolidated financial statements presented in accordance with GAAP with non-GAAP measures provides investors with useful information regarding the Company’s short-term and long-term trends. Adjusted net income is derived from GAAP results by excluding the non-cash impact related to the change in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement. The Company excludes this non-operating, non-cash impact, as the Company believes it is not indicative of its core operating results or future performance. The warrant revaluation results from facts and circumstances that fluctuate in impact and is excluded by management in its forecast and evaluation of the Company’s operational performance. Adjusted earnings per diluted common share is also derived from GAAP results by excluding the non-cash impact, even when antidilutive, related to the change in the estimated fair value of the liability associated with the warrants. Adjusted net income and adjusted earnings per diluted common share also include an adjustment to remove transaction costs incurred in association with the Company’s acquisition of Buck’s in the first quarter of 2015 and the transaction costs incurred in the first quarter of 2014 in association with the Company’s acquisition of 3PI. The Company believes that these costs are not indicative of the Company’s core operating results or future performance. These costs are excluded by management in its forecast and evaluation of the Company’s operational performance.

Adjusted net income, adjusted earnings per diluted common share and other non-GAAP financial measures used and presented by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or as superior to, financial performance measures prepared in accordance with GAAP.

Contact:

Power Solutions International, Inc.

Daniel P. Gorey

Chief Financial Officer

+1 (630) 451-2290

dan.gorey@psiengines.com

Power Solutions International, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(Dollar amounts in thousands, except per share amounts)

	March 31, 2015	December 31, 2014
ASSETS
Current assets
Cash	$10,235	$6,561
Accounts receivable, net	75,326	81,740
Inventories, net	118,058	93,903
Prepaid expenses and other current assets	4,071	4,801
Deferred income taxes	3,998	3,998

Total current assets	211,688	191,003

Property, plant & equipment, net	22,258	20,892
Intangible assets, net	20,552	21,392
Goodwill	23,546	23,546
Other noncurrent assets	8,784	5,804

TOTAL ASSETS	$286,828	$262,637

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$57,058	$60,877
Income taxes payable	1,591	779
Accrued compensation and benefits	4,640	5,983
Current maturities of long-term debt	1,667	1,667
Other accrued liabilities	8,653	6,742

Total current liabilities	73,609	76,048

Long-term obligations
Revolving line of credit	102,393	78,030
Deferred income taxes	3,241	3,241
Private placement warrants	14,650	11,036
Long-term debt, less current maturities	1,944	2,361
Other noncurrent liabilities	1,343	1,122

TOTAL LIABILITIES	197,180	171,838

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Series A convertible preferred stock—$0.001 par value. Authorized: 114,000 shares. Issued and outstanding: -0- shares at March 31, 2015 and December 31, 2014.	—	—
Common stock—$0.001 par value. Authorized: 50,000,000 shares. Issued: 11,562,209 shares at March 31, 2015 and December 31, 2014. Outstanding: 10,731,284 shares at March 31, 2015 and December 31, 2014.	12	12
Additional paid-in-capital	74,264	73,959
Retained earnings	19,622	21,078
Treasury stock, at cost, 830,925 shares at March 31, 2015 and December 31, 2014.	(4,250)	(4,250)

TOTAL STOCKHOLDERS’ EQUITY	89,648	90,799

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$286,828	$262,637

Power Solutions International, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three months ended March 31, 2015	Three months ended March 31, 2014
Net sales	$86,139	$66,735
Cost of sales	69,682	54,805

Gross profit	16,457	11,930
Operating expenses:
Research & development and engineering	5,168	3,598
Selling and service	2,750	1,827
General and administrative	4,469	2,984

Total operating expenses	12,387	8,409

Operating income	4,070	3,521
Other (income) expense:
Interest expense	489	99
Private placement warrant expense (income)	3,614	(233)
Other expense, net	39	23

Total other expense (income)	4,142	(111)

(Loss) income before income taxes	(72)	3,632
Income tax provision	1,384	1,258

Net (loss) income	$(1,456)	$2,374

Weighted-average common shares outstanding:
Basic	10,797,056	10,542,460
Diluted	10,797,056	11,054,594
(Loss) earnings per common share:
Basic	$(0.13)	$0.23
Diluted	$(0.13)	$0.19

Power Solutions International, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollar amounts in thousands)

	Three months ended March 31, 2015	Three months ended March 31, 2014
Cash flows from operating activities
Net (loss) income	$(1,456)	$2,374
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	833	478
Amortization	850	10
Non-cash interest expense	25	14
Share-based compensation expense	305	321
Increase (decrease) in accounts receivable allowances	163	(8)
Increase in inventory reserves	225	183
Increase (decrease) in valuation of private placement warrants liability	3,614	(233)
Loss on investment in joint venture	47	33
Loss on disposal of assets	18	—
(Increase) decrease in operating assets, net of effects of business acquisition:
Accounts receivable	6,251	(6,170)
Inventories	(18,059)	(12,945)
Prepaid expenses and other assets	672	580
Increase (decrease) in operating liabilities, net of effects of business acquisition:
Accounts payable	(4,820)	7,220
Accrued compensation and benefits and other accrued liabilities	568	(2,530)
Income taxes payable	812	418
Other noncurrent liabilities	221	(367)

Net cash used in operating activities	(9,731)	(10,622)

Cash flows from investing activities
Purchases of property, plant and equipment	(806)	(784)
Acquisition	(9,735)	—

Net cash used in investing activities	(10,541)	(784)

Cash flows from financing activities
Advances from revolving line of credit - noncurrent obligation	32,363	14,126
Repayments of revolving line of credit - noncurrent obligation	(8,000)	(5,900)
Proceeds from exercise of private placement warrants	—	523
Payments on long-term debt	(417)	—

Net cash provided by financing activities	23,946	8,749

Increase (decrease) in cash	3,674	(2,657)
Cash at beginning of period	6,561	6,306

Cash at end of period	$10,235	$3,649